Exhibit 77Q1(a)(1) - Amended and Restated By-Laws of Registrant, dated November 16, 2005 filed via EDGAR herewith.

Exhibit 77Q1(a)(2) - Amendment No. 1 to Amended & Restated By-Laws of Registrant, dated August 23, 2006 filed via EDGAR herewith.

Exhibit 77Q(e)(1) - Amendment to Amended and Restated Investment Advisory Agreement between Phoenix Investment Counsel, Inc. and Registrant, dated June 8, 2006 on behalf of Growth Opportunities Fund, filed via EDGAR with Post-Effective Amendment No. 22 (File No. 033-65137) on June 9, 2006 and incorporated herein by reference.

Exhibit 77Q(e)(2) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Turner Investment Partners, Inc. on behalf of Phoenix Growth Opportunities Fund dated June 9, 2006, filed via EDGAR with Post-Effective Amendment No. 22 (File No. 033-65137) on June 9, 2006 and incorporated herein by reference.

Exhibit 77Q(e)(3) - Third Amendment to Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Seneca Capital Management LLC, dated September 1, 2006, on behalf of Phoenix Bond Fund and Phoenix Earnings Driven Growth Fund, filed via EDGAR herewith.